Exhibit #1 - Press Release announcing the proposed sale of
    ArtToday, Inc. dated June 25, 2003
                                                                 NEWS RELEASE
COMPANY CONTACT:
Pam Volpe
International Microcomputer Software, Inc.
415.878.4025
E-mail: pvolpe@imsisoft.com

            IMSI(R) SELLS ARTTODAY, INC. TO JUPITERMEDIA CORPORATION


         NOVATO, Calif., June 25, 2003 - IMSI(R) (OTC "Bulletin Board": IMSI), a leading developer of visual design, graphics, and business application software, today announced that it has entered into an agreement with Jupitermedia Corporation (Nasdaq:JUPM) to sell its wholly owned subsidiary, ArtToday, Inc. for $13 million cash, 250,000 restricted shares of Jupitermedia Corp. common stock, and an earn-out that could result in an additional $4 million during the next two fiscal years.

"The sale of ArtToday is a key step in our plans to focus IMSI's strategy on our core Visual Design and Business Application software divisions," said Martin Wade, CEO for IMSI. "We believe this transaction will be a catalyst for the company to grow its software business through new products and the acquisition of companies, as well as increasing investment in our key brands such as TurboCAD(R) and FloorPlan(R). This move will also allow IMSI TO consolidate its software business in Novato, California."

"We are excited about this opportunity for IMSI to grow its business and focus on new business opportunities in the fiscal year beginning July 2003," said Bruce Galloway, chairman of the board of IMSI. "This is a very important step for the company which will help us capitalize on our strengths in the software business and significantly strengthen our balance sheet."

About ArtToday, Inc.
ArtToday, Inc. has been a wholly owned subsidiary of IMSI since 1998. Originally a software company in the graphic-content publishing business since 1988, ArtToday shifted its focus to the Internet in 1996, offering online subscriptions for clipart, web graphics, photos, and fonts. Since then, the company has developed a network of design-oriented websites that provide graphics users with royalty-free content at affordable prices. These sites include Photos.com (www.photos.com), ClipArt.com (www.clipart.com), Graphics.com (www.graphics.com), FlashComponents.com (www.flashcomponents.com), and others. ClipArt.com is the largest subscription-based graphics resource on the web, with more than 2,600,000 clipart images, animations, photos, fonts, and sounds.

About IMSI
Founded in 1982, IMSI has established a tradition of providing the professional and home user with innovative technology and easy-to-use, high-quality software products at affordable prices. The company maintains two business divisions. The Visual Design division, anchored by IMSI's flagship product, TurboCAD(R), also develops and markets other visual content and design software such as FloorPlan(R) 3D. The Business Applications division provides businesses and end users with software solutions through its popular products such as TurboProject(R), FormTool(R), FlowCharts&More(TM), HiJaak(R) and TurboTyping(TM). This division also provides ergonomic and keyboard training to Fortune 1000 companies for worker-related safety, productivity, and ergonomic compliance improvements through Keynomics, a wholly owned subsidiary of IMSI. More information about IMSI can be found at www.imsisoft.com.

IMSI and ArtToday are registered trademarks of International Microcomputer Software, Inc. and ArtToday, Inc, respectively. All other products are the trademarks or registered trademarks of their respective owners.

(C) 2003 International Microcomputers Software, Inc.  All rights reserved.

Safe Harbor Statement

This  announcement  contains  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the company to successfully commercialize its new technologies as well as risk factors set forth under "Factors Affecting Future Operating Results" in the company's annual report on Form 10-KSB for the year ended June 30, 2002, and such other risks detailed from time to time in the company's reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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